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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT 1934

       Date of Report (date of earliest event reported): December 14, 2005

                                 PACIFICNET INC.
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

        000-24985                                           91-2118007
(Commission File Number)                       (IRS Employer Identification No.)

                  601 NEW BRIGHT BUILDING, 11 SHEUNG YUET ROAD,
                         KOWLOON BAY, KOWLOON, HONG KONG
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              (Address of principal executive offices and zip Code)

                                011-852-2876-2900
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               (Registrant's telephone number including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 19, 2005, the Registrant announced that effective December 14, 2005, its wholly-owned subsidiary, PacificNet Strategic Investment Holdings Limited ("PacificNet Holdings"), has closed an agreement to purchase a 51% interest in Shenzhen GuHaiGuanChao Investment Consultant Company Limited ("ChinaGoHi"), a wholly-owned foreign enterprise (WOFE) registered in China and a provider of DRTV infomercial marketing company for financial advisory services in China. On October 3, 2005 the Registrant announced that it had signed an agreement dated as of September 30, 2005 to acquire 51% of the outstanding shares of ChinaGoHi from Hitching International Corporation ("HIC"), the former majority owner of ChinaGoHi to be closed upon the completion of due diligence and the approval of the WOFE structure by China's Industry and Commerce Department.

As a result of the recent completion of the due diligence process and receipt of the Chinese government's WOFE approval, the Registrant and HIC agreed to amend the Sale and Purchase Agreement and enter into a Supplementary Agreement dated as of December 1, 2005 (the "Supplementary Sale and Purchase Agreement") and permit the Registrant to have direct ownership of ChinaGoHi through the acquisition of 51% of the outstanding shares from Lion Zone Holdings Limited instead of HIC.

PacificNet Holdings agreed to purchase 825,000 ordinary shares and 255,000 preferred shares (the "Sale Shares") of ChinaGoHi from Lion Zone Holdings Limited (the "Seller") and PacificNet Holdings agreed to subscribe 5,000 newly issued ordinary shares (the "Subscription Shares") from the Seller, which together with the Sale Shares, being 12,850 or 51% of the 35,000 entire outstanding shares of ChinaGoHi. The purchase price for 51% of the outstanding shares of ChinaGoHi is an aggregate of US$10.2 million: US$2.1 million payable in cash to the Seller and US$6.6 million in shares (approximately 825,000 shares) of the Registrant's common stock valued at $8 per share. The purchase price is payable upon achievement of certain quarterly earn-out targets based on net profits, through the issuance of 825,000 shares of common stock of the Registrant. In addition, PacificNet has agreed to issue restricted shares of the Registrant, a number to be based on 51% of the net cash divided by the 60-day volume weighted average price of PACT, upon auditor's certification of ChinaGoHi's US$7 million accumulated net cash profit for the fiscal years ended 2003, 2004 and 2005 (subject to completion of 2005 annual USGAAP audit).

The foregoing descriptions of the Supplementary Sale and Purchase Agreement is merely a summary, and is not intended to be complete. The Purchase Agreement is filed as exhibit 10.1 to this Form 8-K, and the full text of such exhibit is incorporated herein by reference.

The information in this Report, including the exhibit, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. It shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.



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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

       Exhibit No.         Description
       -----------         -----------

          10.1 Supplementary Sale and Purchase Agreement dated as of December 14, 2005.

          99.1             Press Release, dated December 19, 2005.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PACIFICNET INC.


                                            By:  /s/ Victor Tong
                                                 ----------------------------
                                            Name:  Victor Tong
                                            Title: President

Dated: December 19, 2005





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                                  EXHIBIT INDEX

       Exhibit No.         Description
       -----------         -----------

          10.1 Supplementary Sale and Purchase Agreement dated as of December 14, 2005.

          99.1             Press Release, dated December 19, 2005.